Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(876,493)
Unrealized Gain (Loss) on Market Value of Futures	(3,134,917)
Dividend Income	16,622
Interest Income	78,990
Total Income (Loss)	$(3,915,798)

Expenses
General Partner Management Fees	$26,081
Professional Fees	9,248
Brokerage Commissions	518
Non-interested Directors' Fees and Expenses	655
Prepaid Insurance Expense	496
NYMEX License Fee	652
Total Expenses	$37,650
Net Income (Loss)	$(3,953,448)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/19	$54,980,121
Net Income (Loss)	(3,953,448)

Net Asset Value End of Month	$51,026,673
Net Asset Value Per Share (2,500,000 Shares)	$20.41

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596